Exhibit 99.1

Astronics Corporation • 130 Commerce Way • East Aurora, NY • 14052-2164
FOR IMMEDIATE RELEASE
Astronics Corporation Reports Record Operating Income on
27% Sales Growth for Second Quarter 2026
•Second quarter sales increased 27.0% to a record $260.0 million
•Record operating income was $40.5 million, or 15.6% of sales
•Second quarter net income was $35.1 million, or $0.75 per diluted share; adjusted EBITDA1 was $51.5 million, or 19.8% of sales
•Record Aerospace sales of $237.3 million drove Aerospace operating margin of 20.3%; adjusted Aerospace operating margin1 was 21.4%
•Record quarterly bookings reached $306.2 million for book-to-bill of 1.18 and third consecutive record backlog quarter of $780.6 million
•Generated $30.1 million in cash from operations
•Raising 2026 revenue guidance to $1.02 billion to $1.04 billion
EAST AURORA, NY, August 11, 2026 – Astronics Corporation (Nasdaq: ATRO) (“Astronics” or the “Company”), a leading supplier of advanced technologies and products to the global aerospace, defense, and other mission critical industries, today reported financial results for the three and six months ended July 4, 2026. Financial results include the acquisition of Bühler Motor Aviation (“BMA”) on October 13, 2025.
Peter J. Gundermann, Chairman, President and Chief Executive Officer, commented, “We had a very strong second quarter, with record sales, operating income, bookings and backlog. Our adjusted EBITDA margin of 19.8% was a multi-year high. We see continued strength across our range of markets and products, resulting in another step up in our forecasted 2026 revenue level. We expect momentum to build during the second half of the year. It is an exciting time for our Company.”
1 Adjusted EBITDA, adjusted EBITDA margin, and adjusted segment operating margin are Non-GAAP financial measures. Please see the reconciliation of GAAP to non-GAAP financial measures in the tables that accompany this release.
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Astronics Corporation Reports Record Operating Income on 27% Sales Growth for Second Quarter 2026
August 11, 2026

Second Quarter Results

	Three Months Ended			Six Months Ended
($ in thousands)	July 4, 2026	June 28, 2025	% Change	July 4, 2026	June 28, 2025	% Change

Sales	$259,957	$204,678	27.0%	$490,576	$410,614	19.5%
Gross profit	$86,897	$52,827	64.5%	$162,030	$113,676	42.5%
Gross margin	33.4%	25.8%		33.0%	27.7%
Income from operations	$40,467	$4,758	750.5%	$67,697	$17,895	278.3%
Operating margin %	15.6%	2.3%		13.8%	4.4%
Net income	$35,060	$1,314	2,568.2%	$60,600	$10,842	458.9%
Net income %	13.5%	0.6%		12.4%	2.6%

Adjusted operating income[2]	$43,226	$18,283	136.4%	$72,786	$40,902	78.0%
Adjusted operating margin %[2]	16.6%	8.9%		14.8%	10.0%
Adjusted net income[2]	$32,623	$13,741	137.4%	$55,124	$30,714	79.5%
Adjusted EBITDA[2]	$51,549	$25,408	102.9%	$89,450	$56,147	59.3%
Adjusted EBITDA margin %[2]	19.8%	12.4%		18.2%	13.7%
Second Quarter 2026 Results (compared with the prior-year period, unless noted otherwise)
Growth in sales was driven by the Aerospace segment’s continued strength in demand primarily from the Commercial Transport market, including $5.9 million from the acquisition of BMA. Aerospace sales increased $43.7 million, or 22.6%, while Test Systems sales grew $11.6 million, or 105.1%. Test Systems sales in the prior year were negatively impacted by $6.4 million due to revisions of estimated costs to complete certain long-term mass transit contracts.
Gross profit increased $34.1 million to $86.9 million, or 33.4% of sales, a 760 basis point improvement over the comparator quarter. Gross profit growth and margin expansion were primarily attributable to higher volume, improved productivity, and a $2.0 million IEEPA tariff refund. Prior-year gross profit was negatively impacted by a $5.8 million charge related to Aerospace simplification initiatives and a $6.9 million adverse impact related to a revision of estimated costs to complete certain long-term mass transit contracts in the Test Systems segment.
Selling, general and administrative expenses (“SG&A”) decreased $0.9 million. Litigation-related expenses were down $0.9 million, and the prior-year period included a $3.5 million legal fee reimbursement charge relating to the patent infringement dispute in the UK. These decreases were mostly offset by higher wages and benefits, higher incentive-based compensation expenses driven by increased profitability, and incremental expenses related to the acquired BMA business. R&D was down $0.7 million reflecting the timing of projects.
Operating margin expanded 1,330 basis points and adjusted operating margin2 expanded 770 basis points as a result of higher volume and improved productivity in the Aerospace segment and improved performance in the Test Systems segment.
Interest expense was down $0.8 million, or 24.7%, on lower rates following the September 2025 refinancing activities. Tax expense in the quarter of $2.8 million reflects the benefits of a partial valuation allowance reversal and research and development costs expected to be expensed.
2 Adjusted operating income, adjusted operating margin, adjusted segment operating profit and margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted diluted earnings per share (“EPS”) are Non-GAAP financial measures. Please see the reconciliation of GAAP to non-GAAP financial measures in the tables that accompany this release.
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Astronics Corporation Reports Record Operating Income on 27% Sales Growth for Second Quarter 2026
August 11, 2026

Consolidated net income of $0.75 per diluted share improved from $0.03 per diluted share in the prior-year period from stronger operating profit. Adjusted EBITDA2 increased 102.9% to $51.5 million, and adjusted EBITDA margin2 expanded 740 basis points to 19.8% of consolidated sales.
Record bookings of $306.2 million in the quarter resulted in a book-to-bill ratio of 1.18:1. For the trailing twelve months, bookings totaled $1.06 billion and the book-to-bill ratio was 1.13:1. Backlog at the end of the quarter was $780.6 million, representing the third consecutive quarter of record backlog.
Aerospace Segment Review (compared with the prior-year period, unless noted otherwise)
Aerospace segment sales of $237.3 million increased $43.7 million, or 22.6%. Sales in the Commercial Transport market increased $31.4 million, or 21.6%. Growth was primarily related to increased demand for seat motion and inflight entertainment & connectivity (“IFEC”) products. General Aviation sales increased $9.2 million, or 50.3%, to $27.6 million due to higher IFEC product sales of VVIP products. Military Aircraft sales increased $3.2 million, or 11.7%, to $30.6 million from increased sales of flight critical airframe power products.
Aerospace segment operating profit of $48.3 million, or 20.3% of sales, improved over the prior-year period reflecting the leverage gained on higher volume, improving production efficiencies, a $2.0 million IEEPA tariff refund, a $4.6 million decrease in litigation-related expenses and legal reserve adjustments related to the UK patent dispute previously discussed, and the absence of a $6.2 million charge for simplification initiatives in the prior-year period. Adjusted Aerospace operating profit2 increased 61.0% to $50.7 million, or 21.4% of sales, a 510-basis point expansion over the comparator quarter.
Aerospace bookings were $243.1 million for a book-to-bill ratio of 1.02:1. During the second quarter, the contract for the current engineering phase of the MV-75 FLRAA program was finalized, which resulted in a booking of $27.4 million. Record backlog for the Aerospace segment was $657.2 million at quarter end.
Mr. Gundermann commented, “Our Aerospace business delivered excellent results for the second quarter, achieving record quarterly sales and a 20.3% operating margin. A highlight in the quarter was the finalization of the development contract for the MV-75 FLRAA program, which resulted in a net booking of $27 million. We continue to perform well on that program with expected completion of the development program occurring in mid-2027. Overall, demand for our products remains robust, the team is executing well and we believe we are well positioned for further growth.”
Test Systems Segment Review (compared with the prior-year period, unless noted otherwise)
Test Systems segment sales of $22.7 million were up $11.6 million from the comparator quarter in 2025. Segment sales in the prior-year period were negatively impacted by a $6.4 million revision of estimated costs to complete certain long-term mass transit contracts, reducing revenue recognized in the period.
Test Systems segment operating profit was $0.6 million, compared with an operating loss of $6.7 million in the second quarter of 2025. The revisions to the estimated costs to complete had a $6.9 million detrimental impact to operating income in the prior year. Test Systems profitability continues to be negatively affected by mix and under absorption of fixed costs at current volume levels, as well as approximately $4.1 million of revenue in the current quarter at no margin related to dedicated raw materials for the U.S. Army and U.S. Marine Corps Radio Test Set programs. Margin on that revenue will be recognized through 2026 as production on those programs progress further.
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Astronics Corporation Reports Record Operating Income on 27% Sales Growth for Second Quarter 2026
August 11, 2026

Bookings for the Test Systems segment in the quarter were $63.1 million, inclusive of a
$44.7 million order from the U.S. Army initiating full rate production for the TS-4549/T Radio Test Sets Program, which is expected to cover deliveries over the next 18 months. The book-to-bill ratio for the quarter was 2.78:1. Backlog for the Test Systems segment was $123.3 million at quarter end.
Mr. Gundermann commented, “The big news in the second quarter for our Test business was the first production order for the U.S. Army’s TS-4549/T Radio Test program. Its contribution to our second quarter results was marginal, but the program’s impact will be significant as it ramps up in the coming quarters. This first production order is expected to be followed by similar annual orders in each of the coming four years.”
Balance Sheet and Liquidity
Cash provided by operations in the second quarter of 2026 was $30.1 million, reflecting higher cash earnings offset by higher working capital requirements, including higher inventory levels to support anticipated revenue growth in the coming quarters. Capital expenditures in the quarter were $5.7 million and $16.9 million year-to-date. Elevated capital expenditures reflect necessary catch-up investments on previously deferred spending as well as the consolidation of operations and capacity improvement in a new Seattle facility. The Company expects to be free cash flow positive for the remainder of the year.
Long-term debt decreased $24.1 million to $310.3 million at July 4, 2026, compared with the end of 2025. The Company had available liquidity of $253.2 million at quarter-end, including $15.4 million in available cash and $237.8 million in availability on its revolver.
Update on Favorable Appeal Ruling from UK Court of Appeal
As previously announced, a favorable judgment was issued on July 27, 2026, by the United Kingdom Court of Appeal regarding the Company’s long-running patent infringement dispute with Lufthansa Technik AG. The Company’s position is that approximately $2.2 million (including interest) of the damages paid by the Company to Lufthansa is due to be repaid to the Company. The Company also expects to be reimbursed for a portion its legal fees and those previously paid to Lufthansa, but the amount cannot be estimated at this time. Any reimbursements will be recorded when received, which is expected to be in the third quarter of 2026.
2026 Outlook
Astronics expects to set another annual sales record in 2026 with revenue estimated to be $1.02 billion to $1.04 billion for the year, with third quarter sales of $265 million to $275 million. Record backlog at the end of the second quarter was $780.6 million, of which approximately 82% is expected to drive revenue over the next twelve months.
Mr. Gundermann concluded, “We expect to set yet another quarterly sales record in the third quarter, with revenue in the fourth quarter to improve modestly from there. Given our record backlog and the continued strength in our order book, we believe we are well situated to deliver growth for the foreseeable future.”
Planned capital expenditures in 2026 are expected to be in the range of $40 million to $45 million driven largely by costs associated with the Seattle operation consolidation, which will conclude in the third quarter.
The Company estimates future IEEPA tariff refunds will range from $6 million to $8 million although the timing of such receipts cannot be confirmed at this time.
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Astronics Corporation Reports Record Operating Income on 27% Sales Growth for Second Quarter 2026
August 11, 2026

Second Quarter 2026 Webcast and Conference Call
The Company will host a teleconference today at 4:45 p.m. ET. During the teleconference, management will review the financial and operating results for the period and discuss Astronics’ corporate strategy and outlook. A question-and-answer session will follow.
The Astronics conference call can be accessed by calling (201) 493-6784. The listen-only audio webcast can be monitored at investors.astronics.com. To listen to the archived call, dial
(412) 317-6671 and enter replay pin number 13761059. The telephonic replay will be available from 8:00 p.m. on the day of the call through Tuesday, August 25, 2026. The webcast replay can be accessed via the investor relations section of the Company’s website where a transcript will also be posted once available.
About Astronics Corporation
Astronics Corporation (Nasdaq: ATRO) serves the world’s aerospace, defense, and other mission-critical industries with proven innovative technology solutions. Astronics works side-by-side with customers, integrating its array of power, connectivity, lighting, structures, interiors, and test technologies to solve complex challenges. For over 50 years, Astronics has delivered creative, customer-focused solutions with exceptional responsiveness. Today, global airframe manufacturers, airlines, military branches, completion centers, and Fortune 500 companies rely on the collaborative spirit and innovation of Astronics. The Company’s strategy is to increase its value by developing technologies and capabilities that provide innovative solutions to its targeted markets.
Safe Harbor Statement
This news release contains forward-looking statements as defined by the Securities Exchange Act of 1934. One can identify these forward-looking statements by the use of the words “expect,” “anticipate,” “plan,” “may,” “will,” “estimate,” “feeling” or other similar expressions and include all statements with regard to the Company’s 2026 outlook including record annual and quarterly sales, the level of activity in the second half of 2026, the strength of the Company’s market position and product demand as well as any level of growth into the foreseeable future, operating leverage gained on higher volume and resulting profitability, the significance of the U.S. Army Radio Test Set program to results, any future potential orders and the rate and level of sales growth and profitability improvement in the Test segment related to ramping the program up to full rate production, the amount of reimbursement related to the favorable UK award for the intellectual property case and the amount of tariff refunds to be received. The forward-looking statements also include all statements related to achieving any revenue or profitability expectations, expectations of continued growth, the level of liquidity, the level of cash generation and free cash flow, the level of demand by customers and markets and the amount of expected capital expenditures, the amount of investment in an ERP system, the amount of backlog to be recognized as revenue over the next twelve months, statements regarding the amount of opportunities available to be executed and the effectiveness of the Company’s execution in its operations. Because such statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the statements. Important factors that could cause actual results to differ materially from what may be stated here include the trend in growth with passenger power and connectivity on airplanes, the state of the aerospace and defense industries, commercial aircraft build rates, the market acceptance of newly developed products, internal production capabilities, the timing of orders received, the status of customer certification processes and delivery schedules, the demand for and market acceptance of new or existing aircraft which contain the Company’s products, the impact of regulatory activity, the need for new and advanced test equipment, customer preferences and relationships, the effectiveness of the Company’s supply chain and execution on opportunities, and other factors which are described in filings by Astronics with the Securities and
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Astronics Corporation Reports Record Operating Income on 27% Sales Growth for Second Quarter 2026
August 11, 2026

Exchange Commission. Except as required by applicable law, the Company assumes no obligation to update forward-looking information in this news release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.
Use of Non-GAAP Financial Metrics and Additional Financial Information
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Astronics provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from non-GAAP financial measures used by other companies. Astronics management uses these measures for reviewing the financial results of Astronics for budget planning purposes and for making operational and financial decisions. Management believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, help investors evaluate Astronics core operating and financial performance and business trends consistent with how management evaluates such performance and trends.
FINANCIAL TABLES FOLLOW

For more information, contact:

Company:	Investor Relations:
Nancy L. Hedges, Chief Financial Officer	Deborah K. Pawlowski, Alliance Advisors LLC
Phone: (716) 805-1599	Phone: (716) 843-3908
Email: invest@astronics.com	Email: dpawlowski@allianceadvisors.com
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Astronics Corporation Reports Record Operating Income on 27% Sales Growth for Second Quarter 2026
August 11, 2026

ASTRONICS CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS DATA
(Unaudited, $ in thousands except per share amounts)

	Three Months Ended		Six Months Ended
	7/4/2026	6/28/2025	7/4/2026	6/28/2025
Sales	$259,957	$204,678	$490,576	$410,614
Cost of products sold	173,060	151,851	328,546	296,938
Gross profit	86,897	52,827	162,030	113,676
Gross margin	33.4%	25.8%	33.0%	27.7%

Research and development expenses	10,869	11,572	22,958	22,639
Selling, general and administrative	35,561	36,497	71,375	73,142
SG&A % of sales	13.7%	17.8%	14.5%	17.8%
Income from operations	40,467	4,758	67,697	17,895
Operating margin	15.6%	2.3%	13.8%	4.4%

Other expense (income)	281	(190)	390	(377)
Interest expense, net	2,332	3,097	4,668	6,247
Income before tax	37,854	1,851	62,639	12,025
Income tax expense	2,794	537	2,039	1,183
Net income	$35,060	$1,314	$60,600	$10,842
Net income % of sales	13.5%	0.6%	12.4%	2.6%

Basic earnings per share:[3]	$0.82	$0.03	$1.41	$0.26
Diluted earnings per share:[3,4]	$0.75	$0.03	$1.31	$0.25

Weighted average diluted shares outstanding (in thousands) [3,4]	46,535	43,641	46,219	43,271

3 All share and per share information have been adjusted to reflect the impact of the twenty percent Class B stock distribution to shareholder of record on June 15, 2026.
4 In addition to incremental shares from stock awards, weighted-average diluted shares for the three and six months ended July 4, 2026 include 1.708 million and 1.492 million assumed shares, respectively, related to the premium on the 0% convertible notes, as the Company’s average stock price during the periods exceeded the $45.19 per‑share conversion price (as adjusted for the twenty percent Class B stock distribution). Because of the capped call, there is no effective dilution to shareholders from the 0% convertible notes unless and until the share price exceeds $68.44 per-share cap price. The diluted EPS calculation for the three and six months ended July 4, 2026 and June 28, 2025 excludes the effect of the 5.5% convertible notes because they are anti-dilutive for those periods.
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Astronics Corporation Reports Record Operating Income on 27% Sales Growth for Second Quarter 2026
August 11, 2026

ASTRONICS CORPORATION
CONSOLIDATED BALANCE SHEETS
($ in thousands)
	(unaudited)
	7/4/2026	12/31/2025
ASSETS
Cash and cash equivalents	$9,016	$18,180
Accounts receivable, net of allowance for estimated credit losses	228,900	204,672
Inventories	220,065	196,860
Prepaid expenses and other current assets	27,763	18,027
Total current assets	485,744	437,739
Property, plant and equipment, net of accumulated depreciation	115,568	107,078
Operating right-of-use assets	31,273	32,269
Other assets	14,366	11,316
Intangible assets, net of accumulated amortization	49,392	55,353
Goodwill	64,501	62,923
Total assets	$760,844	$706,678

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$64,399	$41,080
Current operating lease liabilities	5,930	5,802
Accrued expenses and other current liabilities	66,462	68,324
Customer advances and deferred revenue	26,589	26,069
Total current liabilities	163,380	141,275
Long-term debt	310,319	334,451
Long-term operating lease liabilities	36,717	38,101
Other liabilities	52,208	52,777
Total liabilities	562,624	566,604
Shareholders’ equity:[5]
Common stock	457	456
Accumulated other comprehensive loss	(6,108)	(4,410)
Other shareholders’ equity	203,871	144,028
Total shareholders’ equity	198,220	140,074
Total liabilities and shareholders’ equity	$760,844	$706,678

5 Prior-period Shareholders’ Equity balances have been adjusted to reflect the impact of the twenty percent Class B stock distribution to shareholders of record on June 15, 2026, with no impact on Total Shareholders’ Equity.
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Astronics Corporation Reports Record Operating Income on 27% Sales Growth for Second Quarter 2026
August 11, 2026

ASTRONICS CORPORATION
CONSOLIDATED CASH FLOWS DATA
	Six Months Ended
(Unaudited, $ in thousands)	7/4/2026	6/28/2025
Cash flows from operating activities:
Net income	$60,600	$10,842
Adjustments to reconcile net income to cash from operating activities:
Non-cash items:
Depreciation and amortization	12,235	10,966
Amortization of deferred financing fees	1,204	1,214
Provisions for non-cash losses on inventory and receivables	3,257	2,941
Equity-based compensation expense	4,819	3,902
Deferred tax expense (benefit)	1,022	(1,125)
Operating lease non-cash expense	2,806	3,174
Simplification initiative-related non-cash charges	—	6,229
Other	1,223	(601)
Cash flows from changes in operating assets and liabilities:
Accounts receivable	(24,997)	5,803
Inventories	(27,500)	(1,498)
Accounts payable	23,620	2,957
Operating lease liabilities	(3,093)	(2,302)
Accrued expenses	(1,929)	(17,064)
Income taxes	(1,128)	(10,505)
Cloud computing implementation costs	(4,122)	—
Customer advance payments and deferred revenue	478	(859)
Supplemental retirement plan liabilities	(367)	(202)
Other assets and liabilities	(7,403)	(864)
Net cash provided by operating activities	40,725	13,008
Cash flows from investing activities:
Capital expenditures	(16,869)	(6,710)
Net cash used by investing activities	(16,869)	(6,710)
Cash flows from financing activities:
Proceeds from long-term debt	40,000	1,143
Principal payments on long-term debt	(65,000)	(11,143)
Financing-related costs	—	(740)
Stock award activity	(5,441)	(1,730)
Other	(2,220)	(76)
Net cash used by financing activities	(32,661)	(12,546)
Effect of exchange rates on cash	(359)	1,280
Decrease in cash and cash equivalents and restricted cash	(9,164)	(4,968)
Cash and cash equivalents and restricted cash at beginning of period	18,180	18,428
Cash and cash equivalents and restricted cash at end of period	$9,016	$13,460
Supplemental disclosure of cash flow information
Capital expenditures in accounts payable (non-cash investing activities)	$422	$—
Interest paid	$3,972	$2,967
Income taxes paid, net	$2,110	$12,848
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Astronics Corporation Reports Record Operating Income on 27% Sales Growth for Second Quarter 2026
August 11, 2026

ASTRONICS CORPORATION
SEGMENT SALES AND PROFIT
(Unaudited, $ in thousands)

	Three Months Ended		Six Months Ended
	7/4/2026	6/28/2025	7/4/2026	6/28/2025
Sales
Aerospace	$237,292	$193,647	$451,135	$385,035
Less inter-segment	—	(21)	(23)	(34)
Total Aerospace	237,292	193,626	451,112	385,001

Test Systems	22,674	11,341	39,498	25,933
Less inter-segment	(9)	(289)	(34)	(320)
Total Test Systems	22,665	11,052	39,464	25,613

Total consolidated sales	259,957	204,678	490,576	410,614

Segment gross profit and margins
Aerospace	82,152	54,891	152,845	113,374
	34.6%	28.3%	33.9%	29.4%
Test Systems	4,745	(2,064)	9,185	302
	20.9%	(18.7)%	23.3%	1.2%
Total gross profit	86,897	52,827	162,030	113,676
	33.4%	25.8%	33.0%	27.7%
Segment operating profit and margins
Aerospace	48,264	18,039	83,596	40,303
	20.3%	9.3%	18.5%	10.5%
Test Systems	592	(6,710)	995	(8,933)
	2.6%	(60.7)%	2.5%	(34.9)%
Total segment operating profit	48,856	11,329	84,591	31,370

Interest expense	2,332	3,097	4,668	6,247
Corporate expenses and other	8,670	6,381	17,284	13,098
Income before taxes	$37,854	$1,851	$62,639	$12,025
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Astronics Corporation Reports Record Operating Income on 27% Sales Growth for Second Quarter 2026
August 11, 2026

ASTRONICS CORPORATION
SALES BY MARKET
(Unaudited, $ in thousands)

	Three Months Ended			Six Months Ended			2026 YTD
	7/4/2026	6/28/2025	% Change	7/4/2026	6/28/2025	% Change	% of Sales
Aerospace Segment
Commercial Transport	$177,006	$145,573	21.6%	$333,425	$283,115	17.8%	68.0%
Military Aircraft	30,631	27,433	11.7%	64,133	60,696	5.7%	13.1%
General Aviation	27,603	18,370	50.3%	49,052	33,613	45.9%	10.0%
Other	2,052	2,250	(8.8)%	4,502	7,577	(40.6)%	0.9%
Aerospace Total	237,292	193,626	22.6%	451,112	385,001	17.2%	92.0%

Test Systems Segment
Government & Defense	22,665	11,052	105.1%	39,464	25,613	54.1%	8.0%

Total Sales	$259,957	$204,678	27.0%	$490,576	$410,614	19.5%

SALES BY PRODUCT LINE[6]
(Unaudited, $ in thousands)

	Three Months Ended			Six Months Ended
		Recast			Recast		2026 YTD
	7/4/2026	6/28/2025	% Change	7/4/2026	6/28/2025	% Change	% of Sales
Aerospace Segment
Inflight Entertainment & Connectivity	$126,008	$105,902	19.0%	$236,756	$209,012	13.3%	48.3%
Lighting & Safety	59,170	56,100	5.5%	111,977	108,057	3.6%	22.8%
Flight Critical Electrical Power	23,660	15,832	49.4%	48,423	37,146	30.4%	9.9%
Seat Motion	22,186	10,217	117.1%	42,065	16,889	149.1%	8.6%
Other	6,268	5,575	12.4%	11,891	13,897	(14.4)%	2.4%
Aerospace Total	237,292	193,626	22.6%	451,112	385,001	17.2%	92.0%

Test Systems	22,665	11,052	105.1%	39,464	25,613	54.1%	8.0%

Total	$259,957	$204,678	27.0%	$490,576	$410,614	19.5%

6 Beginning in the first quarter of 2026, the Company reorganized its product line structure to align with changes in internal reporting. The Company recast the prior-year disaggregation of sales by product line to conform with the updated, current-period presentation.
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Astronics Corporation Reports Record Operating Income on 27% Sales Growth for Second Quarter 2026
August 11, 2026

ASTRONICS CORPORATION
ORDER AND BACKLOG TREND
(Unaudited, $ in thousands)

	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Trailing Twelve Months
	9/27/2025	12/31/2025	4/4/2026	7/4/2026	7/4/2026
Sales
Aerospace	$192,725	$219,593	$213,820	$237,292	$863,430
Test Systems	18,722	20,474	16,799	22,665	78,660
Total Sales	$211,447	$240,067	$230,619	$259,957	$942,090
Bookings
Aerospace	$191,859	$237,327	$264,381	$243,140	$936,707
Test Systems	18,532	19,902	26,067	63,051	127,552
Total Bookings	$210,391	$257,229	$290,448	$306,191	$1,064,259
Backlog[7]
Aerospace	$572,459	$600,803	$651,364	$657,212
Test Systems	74,264	73,692	82,960	123,346
Total Backlog	$646,723	$674,495	$734,324	$780,558	N/A
Book:Bill Ratio
Aerospace	1.00	1.08	1.24	1.02	1.08
Test Systems	0.99	0.97	1.55	2.78	1.62
Total Book:Bill	1.00	1.07	1.26	1.18	1.13

7 Aerospace backlog of approximately $2.4 million and $10.6 million was added in the third and fourth quarters of 2025, respectively, in connection with the acquisitions of Envoy Aerospace and Bühler Motor Aviation.
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Astronics Corporation Reports Record Operating Income on 27% Sales Growth for Second Quarter 2026
August 11, 2026

ASTRONICS CORPORATION
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Unaudited, $ in thousands)

	Consolidated
	Three Months Ended		Six Months Ended
	7/4/2026	6/28/2025	7/4/2026	6/28/2025
Net income	$35,060	$1,314	$60,600	$10,842
Add back:
Interest expense	2,332	3,097	4,668	6,247
Income tax expense	2,794	537	2,039	1,183
Depreciation and amortization expense	6,341	5,378	12,235	10,966
Equity-based compensation expense	2,263	1,557	4,819	3,902
Simplification and restructuring initiatives	—	6,229	—	6,508
ERP implementation consulting expenses	482	—	656	—
Legal reserve, settlements and recoveries	—	3,504	—	9,732
Litigation-related legal expenses	1,871	2,753	3,650	5,728
Acquisition-related expenses	—	—	186	—
Warranty reserve	406	1,039	597	1,039
Adjusted EBITDA	$51,549	$25,408	$89,450	$56,147

Sales	$259,957	$204,678	$490,576	$410,614
Adjusted EBITDA margin %	19.8%	12.4%	18.2%	13.7%
Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted EBITDA and Adjusted EBITDA Margin as used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Adjusted EBITDA and Adjusted EBITDA Margin, are important for investors and other readers of the Company’s financial statements.
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Astronics Corporation Reports Record Operating Income on 27% Sales Growth for Second Quarter 2026
August 11, 2026

ASTRONICS CORPORATION
RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT
(Unaudited, $ in thousands)

	Consolidated
	Three Months Ended		Six Months Ended
	7/4/2026	6/28/2025	7/4/2026	6/28/2025
Gross profit	$86,897	$52,827	$162,030	$113,676
Add back:
Restructuring-related charges including severance	—	5,807	—	5,807
Warranty reserve	406	1,039	597	1,039
Adjusted gross profit	$87,303	$59,673	$162,627	$120,522

Sales	$259,957	$204,678	$490,576	$410,614

Gross Margin	33.4%	25.8%	33.0%	27.7%
Adjusted gross margin	33.6%	29.2%	33.2%	29.4%
Adjusted Gross Profit is defined as gross profit as reported, adjusted for certain items. Adjusted Gross Profit Margin is defined as Adjusted Gross Profit divided by sales. Adjusted Gross Profit and Adjusted Gross Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Gross Profit and Adjusted Gross Profit Margin as used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Adjusted Gross Profit and Adjusted Gross Profit Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year’s gross profit and gross profit margin to the historical periods’ gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit and gross profit margin to that of other companies.
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Astronics Corporation Reports Record Operating Income on 27% Sales Growth for Second Quarter 2026
August 11, 2026

ASTRONICS CORPORATION
RECONCILIATION OF OPERATING INCOME TO ADJUSTED OPERATING INCOME
(Unaudited, $ in thousands)

	Consolidated
	Three Months Ended		Six Months Ended
	7/4/2026	6/28/2025	7/4/2026	6/28/2025
Income from operations	$40,467	$4,758	$67,697	$17,895
Add back:
Restructuring-related charges including severance	—	6,229	—	6,508
ERP implementation consulting expenses	482	—	656	—
Legal reserve, settlements and recoveries	—	3,504	—	9,732
Litigation-related legal expenses	1,871	2,753	3,650	5,728
Acquisition-related expenses	—	—	186	—
Warranty reserve	406	1,039	597	1,039
Adjusted operating income	$43,226	$18,283	$72,786	$40,902

Sales	$259,957	$204,678	$490,576	$410,614

Operating margin	15.6%	2.3%	13.8%	4.4%
Adjusted operating margin	16.6%	8.9%	14.8%	10.0%
Adjusted Operating Income is defined as income from operations as reported, adjusted for certain items. Adjusted Operating Margin is defined as Adjusted Operating Income divided by sales. Adjusted Operating Income and Adjusted Operating Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Operating Income and Adjusted Operating Margin as used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Adjusted Operating Income and Adjusted Operating Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current periods’ income from operations to the historical periods’ income from operations and operating margin, as well as facilitates a more meaningful comparison of the Company’s income from operations and operating margin to that of other companies.

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Astronics Corporation Reports Record Operating Income on 27% Sales Growth for Second Quarter 2026
August 11, 2026

ASTRONICS CORPORATION
RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE TO ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited, $ in thousands except per share amounts)

	Consolidated
	Three Months Ended		Six Months Ended
	7/4/2026	6/28/2025	7/4/2026	6/28/2025
Net income	$35,060	$1,314	$60,600	$10,842
Add back (deduct):
Amortization of intangibles	2,884	2,945	5,771	5,920
Simplification and restructuring initiatives	—	6,229	—	6,508
ERP implementation consulting expenses	482	—	656	—
Legal reserve, settlements and recoveries	—	3,504	—	9,732
Litigation-related legal expenses	1,871	2,753	3,650	5,728
Acquisition-related expenses	—	—	186	—
Warranty reserve	406	1,039	597	1,039
Normalize tax rate[8]	(8,080)	(4,043)	(16,336)	(9,055)
Adjusted net income	$32,623	$13,741	$55,124	$30,714

Weighted average diluted shares outstanding (in thousands)[9,10]	46,535	43,641	46,219	43,271

Diluted earnings per share[9,10]	$0.75	$0.03	$1.31	$0.25
Adjusted diluted earnings per share[9,10]	$0.70	$0.31	$1.19	$0.71
Adjusted Net Income and Adjusted Diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items, including amortization of intangibles, and also adjusted for a normalized tax rate. Adjusted Net Income and Adjusted Diluted EPS are not measures determined in accordance with GAAP and may not be comparable with the measures used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Adjusted Net Income and Adjusted Diluted EPS, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current periods’ net income and diluted EPS to the historical periods’ net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies. The Company believes that presenting Adjusted Diluted EPS provides a better understanding of its earnings power inclusive of adjusting for the non-cash amortization of intangible assets, reflecting the Company’s strategy to grow through acquisitions as well as organically.
8 Applies a normalized tax rate of 25% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.
9 All share and per share information have been adjusted to reflect the impact of the twenty percent Class B stock distribution to shareholders of record on June 15, 2026.
10 In addition to incremental shares from stock awards, weighted-average diluted shares for the three and six months ended July 4, 2026 include 1.708 million and 1.492 million assumed shares, respectively, related to the premium on the 0% convertible notes, as the Company’s average stock price during the periods exceeded the $45.19 per‑share conversion price (as adjusted for the twenty percent Class B stock distribution). Because of the capped call, there is no effective dilution to shareholders from the 0% convertible notes unless and until the share price exceeds $68.44 per-share cap price. The diluted EPS calculation for the three and six months ended July 4, 2026 and June 28, 2025 excludes the effect of the 5.5% convertible notes because they are anti-dilutive for those periods.
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Astronics Corporation Reports Record Operating Income on 27% Sales Growth for Second Quarter 2026
August 11, 2026

ASTRONICS CORPORATION
RECONCILIATION OF SEGMENT OPERATING PROFIT (LOSS) TO ADJUSTED SEGMENT OPERATING PROFIT (LOSS)
(Unaudited, $ in thousands)

	Three Months Ended		Six Months Ended
	7/4/2026	6/28/2025	7/4/2026	6/28/2025

Aerospace operating profit	$48,264	$18,039	$83,596	$40,303
Simplification and restructuring initiatives	—	6,229	—	6,508
ERP implementation consulting expenses	482	—	656	—
Legal reserve, settlements and recoveries	—	3,504	—	9,732
Litigation-related legal expenses	1,556	2,676	3,067	4,920
Warranty reserve	406	1,039	597	1,039
Adjusted Aerospace operating profit	$50,708	$31,487	$87,916	$62,502

Aerospace sales	$237,292	$193,626	$451,112	$385,001

Aerospace margin	20.3%	9.3%	18.5%	10.5%
Adjusted Aerospace margin	21.4%	16.3%	19.5%	16.2%

Test Systems operating profit (loss)	$592	$(6,710)	$995	$(8,933)
Litigation-related legal expenses	112	77	160	808
Adjusted Test Systems operating profit (loss)	$704	$(6,633)	$1,155	$(8,125)

Test Systems sales	$22,665	$11,052	$39,464	$25,613

Test Systems margin	2.6%	(60.7)%	2.5%	(34.9)%
Adjusted Test Systems margin	3.1%	(60.0)%	2.9%	(31.7)%
Adjusted Segment Operating Profit is defined as segment operating profit as reported, adjusted for certain items. Adjusted Segment Margin is defined as Adjusted Segment Operating Profit divided by segment sales. Adjusted Segment Operating Profit and Adjusted Segment Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Segment Operating Profit and Adjusted Segment Margin as used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Adjusted Segment Operating Profit and Adjusted Segment Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current periods’ segment operating profit to the historical periods’ segment operating profit and segment margin, as well as facilitates a more meaningful comparison of the Company’s segment operating profit and segment margin to that of other companies.

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